News ONEOK to Participate in Upcoming Investor Conferences TULSA, Okla. – March 4, 2024 – ONEOK, Inc. (NYSE: OKE) will participate in the following investor conferences in March 2024: • March 5: Morgan Stanley Energy and Power Conference. • March 6: Barclays Investment Grade Energy and Pipeline Corporate Days. ONEOK’s latest investor materials are available at www.oneok.com. --------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ### March 4, 2024 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1